Exhibit 10.1

SEVENTH AMENDMENT TO AGREEMENT OF LEASE FOR PREMISES IN
THE FEDERATED INVESTORS TOWER

THIS SEVENTH AMENDMENT TO AGREEMENT OF LEASE (the “Seventh Amendment”) is made and entered into the 15th day of August, 2007, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership (“Landlord”), and FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Investors Tower dated January 1, 1993 (the “Original Master Lease”) as amended (with respect to matters relating to the 8th Floor Premises) by an Amendment to Agreement of Lease dated May 1, 1995 (the “Amendment”), a First Amendment to Agreement of Lease dated November 2, 1995 (the “First Amendment”), a Second Amendment to Agreement of Lease dated September 19, 1996 (the “Second Amendment”), a Third Amendment to Agreement of Lease dated February 10, 1999 (the “Third Amendment”), a Fourth Amendment to Agreement of Lease dated June 30, 2000 (the “Fourth Amendment”), a Fifth Amendment to Agreement of Lease dated November 10, 2000 (the “Fifth Amendment”), and a Sixth Amendment to Agreement of Lease dated December 31, 2003 (the “Sixth Amendment”) (collectively, the “Master Lease”);

WHEREAS, Landlord and Tenant entered into the Original Master Lease for certain office space on the eighth (8th), tenth (10th), eleventh (11th), and fifteenth (15th) through twenty-seventh (27th) floors, inclusive, containing 318,983 Square Feet (the “Original Premises”) in the Federated Investors Tower located at 1001 Liberty Avenue in Pittsburgh, Pennsylvania (the “Building”);

WHEREAS, pursuant to the Third Amendment, the twelfth (12th) floor of the Building containing 20,510 Square Feet (the “Twelfth Floor”) was added to the total Rentable Area of the Original Premises with the result that the Original Premises was increased to 339,493 Square Feet;

WHEREAS, pursuant to the Fifth Amendment, a portion of the seventh (7th) floor of the Building containing 2,380 Square Feet was added to the Original Premises with the result that the total Rentable Area of the Original Premises was increased to 341,873 Square Feet;

WHEREAS, pursuant to the Sixth Amendment, Tenant surrendered certain office space consisting of the entire fifteenth (15th) floor of the Building, the entire eleventh (11th) floor of the Building and that portion of the seventh (7th) floor of the Building which were a part of the Original Premises with the result that the total Rentable Area of the Original Premises was decreased to 297,623 Square Feet;

WHEREAS, pursuant to Paragraph 9 of the Sixth Amendment, effective March 31, 2007, Tenant surrendered certain office space consisting of the entire tenth (10th) floor (being 21,352 Square Feet) of the Building with the result that the total Rentable Area of the Original Premises was decreased to 276,271 Square Feet;

WHEREAS, Landlord and Tenant now desire to amend the Master Lease so as to: (i) reduce the size of the 8th Floor Premises (as such term is defined in the Fifth Amendment); and (ii) modify certain other terms of the Master Lease, all in accordance with the terms and provisions hereof; and

NOW THEREFORE, the parties hereto, in consideration of the mutual premises contained herein, and intending to be legally bound hereby, do covenant and agree as follows:

1.    Preamble. The foregoing preamble is incorporated by reference herein as if set forth at length. Capitalized terms not otherwise defined shall have the meaning given to such terms in the

Master Lease. All references herein to the Master Lease shall include the Amendment, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, the Sixth Amendment and this Seventh Amendment.

2.    Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Lease, as amended.

3.    Reduction of 8th Floor Premises; Tenant's Share.

(a)    Reduction of 8th Floor Premises. Effective September 1, 2007, the 8th Floor Premises (as such term is defined in the Fifth Amendment) shall be reduced by the amount of 94 Square Feet (from 11,279 Square Feet to 11,185 Square Feet) as outlined on Exhibit “A” attached hereto and made a part hereof (the “8th Floor Reduction Space”). Accordingly, the 8th Floor Premises shall be comprised of 11,185 Square Feet effective September 1, 2007 with the result that the total Rentable Area of the Original Premises will be decreased by 276,177 Square Feet (the “Premises”).

(b)    Tenant's Share. Landlord and Tenant acknowledge and agree that beginning on September 1, 2007, the Tenant's Share (as defined by Paragraph 1.1(www) of the Master Lease) with respect to the Premises shall be 53.75%.

4.    Basic Rent. Landlord and Tenant agree that the Basic Rent for the 8th Floor Premises (being 11,185 Square Feet) for the period commencing September 1, 2007 and ending December 31, 2014 shall be in the amount of Twenty-two and 25/100 Dollars ($22.25) per Square Foot per year, being the annual sum of Two Hundred Forty-eight Thousand Eight Hundred Sixty-six and 25/100 Dollars ($248,866.25) per year, payable in equal monthly installments of Twenty Thousand Seven Hundred Thirty-eight and 85/100 Dollars ($20,738.85) per month.

5.    Landlord's Reduction Work. In connection with the removal of the 8th Floor Reduction Space from the 8th Floor Premises, Landlord shall, at its sole cost and expense, perform the work described in Exhibit “B” attached hereto and made a part hereof (the “Landlord's Reduction Work”). In no event and under no circumstances will Landlord's Reduction Work entail or will Landlord be obliged to perform any work or supply any materials in excess of the work and materials described with particularity in Exhibit “B” attached hereto and made a part hereof.

6.    Applicable Law. The law of the Commonwealth of Pennsylvania shall govern the validity, performance and enforcement of this Seventh Amendment. The invalidity or unenforceability of any provision of this Seventh Amendment shall not affect or impair any other provision.

7.    Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Seventh Amendment, the provisions of this Seventh Amendment shall control. As amended hereby, all of the terms, covenants and conditions of the Master Lease as heretofore in effect shall remain in full force and effect after the date hereof and are hereby ratified and confirmed in all respects.

8.    Execution. This Seventh Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

9.    Full Force and Effect. Except as specifically set forth herein, the terms, covenants and conditions of the Master Lease, as amended, and this Seventh Amendment shall not be further modified or amended, except in writing signed by both Landlord and Tenant. This Seventh Amendment sets forth the entire understanding of the parties hereto with respect to the matters set forth herein. Landlord and Tenant each hereby ratify and reaffirm all of the remaining terms and conditions of the Master Lease, as amended. Tenant hereby acknowledges that, to the best of Tenant's knowledge as of the date of this Seventh Amendment, Landlord is not in default under the terms and conditions of the Master Lease, as amended. Landlord hereby acknowledges that, to the best of Landlord's knowledge as of the date of this Seventh Amendment, Tenant is not in default under the terms and conditions of the Master Lease, as amended.

10.    Confidentiality of Terms. Landlord and Tenant covenant and agree to maintain the terms of this Seventh Amendment and all documents produced in connection therewith as strictly confidential. In no event shall Landlord or Tenant disclose or publish such information to any third parties except: (i) either party may disclose the terms of this Seventh Amendment to its lenders, accountants, attorneys, employees or tax advisors to whom disclosure is necessary, provided that such individuals are advised of the confidentiality provisions hereof; or (ii) as may be agreed upon in writing by the other party.

11.    Lender Consent. This Seventh Amendment and the rights and obligations of the parties hereunder shall not become effective until Tenant and Landlord shall have received the written consent of Teachers Insurance Annuity Association of America, 730 Third Avenue, New York, New York 10017, Attention: Senior Vice President - Mortgage and Real Estate, to this Seventh Amendment, and Landlord agrees to use commercially reasonable efforts to obtain such consent as soon as possible following the mutual execution and delivery of this Seventh Amendment.

IN WITNESS WHEREOF, this Seventh Amendment has been duly executed by the parties hereto as of the date first above written.

LANDLORD:

LIBERTY CENTER VENTURE,
a Pennsylvania limited partnership

By:	NEW LIBERTY CENTER PARTNERSHIP, a Pennsylvania limited liability company

By:    F.C. LIBERTY, INC.,
a Pennsylvania corporation, General Partner

By:    / s / Duane Bishop
Name:     Duane Bishop
Title:    Vice President

TENANT:

FEDERATED INVESTORS, INC.

By:    / s / Thomas R. Donahue
Name: Thomas R. Donahue
Title:    Vice President

EXHIBIT "B"
LANDLORD'S REDUCTION WORK

EXTG WALL TO BE DEMISED
7'-8" MIN
4'-6" MIN
NEW ADA-COMPLIANT TOILET FIXTURE, WITH SEAT HEIGHT OF 17-19" AFF
1'-6"
3'-0" MIN
5'-0" MIN
8'-6"
5'-0" MIN CLEAR FLOOR SPACE
NEW DEMISING WALL
NEW ADA-COMPLIANT SINK WITH LEVER HANDLES
NEW DEMISING WALL
3'-0"
36"-WIDE DOOR WITH ADA-COMPLIANT LEVER HARDWARE
SIGN (PER ICC/ANSI A117.1, SECTION 703)

TOILET ACCESSORIES SCHEDULE	
TAG#	DESCRIPTION (or EQ.)
(A)	MIRROR: "BOBRICK" #B-290 2436 TILT MIRROR, MTD. @ ADA HT.
(B)	SEMI-RECESSED PAPER TOWEL DISPENSER and WASTE RECEPTACLE: "BOBRICK" #B-3944, DISPENSES 600 C-FOLD or 800 MULTI-FOLD TOWELS
(C)	RECESSED TOILET TISSUE DISPENSER and NAPKIN DISPOSAL: "BOBRICK" #B-3094 MTD. BELOW GRAB BAR
(D)	RECESSED SANITARY NAPKIN DISPENSER: "BOBRICK" #B-3500-25, TRIMLINE SERIES w/ SATIN FINISH STAINLESS STEEL. SINGLE COIN MECHANISM for 25 CENTS
(E)	36" GRAB BAR: "BOBRICK" #B-6106 x 36 MTD. HORIZONTALLY
(F)	42" GRAB BAR: "BOBRICK" #B-6106 x 42 MTD. HORIZONTALLY
(G)	18" GRAB BAR: "BOBRICK" #B-6106 x 18 MTD. VERTICALLY
(H)	SURFACE-MOUNTED SOAP DISPENSER: "BOBRICK" #B-2111

TOILET ACCESSORY NOTES:

1. GENERAL CONTRACTOR SHALL PROVIDE BLOCKING AT ALL WALL MOUNTED ITEMS.

2. PLUMBING CONTRACTOR SHALL PROVIDE TRAP WRAP BY "BROCAR PRODUCTS INC." (OR EQ.) TO MEET ADA REQUIREMENTS AT SINK.

3. GENERAL CONTRACTOR SHALL MOUNT ALL ITEMS TO MEET ADA REQUIREMENTS AND ICC ANSI 117.1-2003.

4. G.C. TO COOR. WALL DEPTH TO ALLOW FOR RECESSED ACCESSORY INSTALLATION AS REQ'D

\4663864.1

6

EIGHTH AMENDMENT TO AGREEMENT OF LEASE FOR PREMISES IN THE FEDERATED INVESTORS TOWER

THIS EIGHTH AMENDMENT TO AGREEMENT OF LEASE (the “Eighth Amendment”) is made and entered into the 9th day of September, 2011, by and between LIBERTY CENTER VENTURE, a Pennsylvania general partnership (“Landlord”), and FEDERATED INVESTORS, INC. (“Tenant”).

WHEREAS, Landlord and Tenant are parties to an Agreement of Lease for certain premises in the Federated Investors Tower dated January 1, 1993 (the “Original Master Lease”) as amended (with respect to matters relating to the 8th Floor Premises) by an Amendment to Agreement of Lease dated May 1, 1995 (the “Amendment”), a First Amendment to Agreement of Lease dated November 2, 1995 (the “First Amendment”), a Second Amendment to Agreement of Lease dated September 19, 1996 (the “Second Amendment”), a Third Amendment to Agreement of Lease dated February 10, 1999 (the “Third Amendment”), a Fourth Amendment to Agreement of Lease dated June 30, 2000 (the “Fourth Amendment”), a Fifth Amendment to Agreement of Lease dated November 10, 2000 (the “Fifth Amendment”), a Sixth Amendment to Agreement of Lease dated December 31, 2003 (the “Sixth Amendment”), and a Seventh Amendment to Agreement of Lease dated August 15, 2007 (the “Seventh Amendment”) (collectively, the “Master Lease”);

WHEREAS, the Master Lease will expire by its terms on December 31, 2014; and

WHEREAS, Landlord and Tenant desire to amend the Master Lease for purposes of, among other matters: (i) extending the Initial Term of the Master Lease by seven (7) years for the period from January 1, 2015 to December 31, 2021; (ii) providing for new Basic Rent during the aforesaid extension of the Initial Term; (iii) establishing a new Base Year for the aforesaid extension of the Initial Term, and establishing a new Base Year for the first Renewal Term and second Renewal Term if Tenant exercises its options to renew the Master Lease; (iv) modifying the payment terms for the Tenant Improvement and Refurbishment Allowance as calculated pursuant to Exhibit I of the Sixth Amendment; and (v) modifying certain other terms of the Master Lease, all in accordance with the terms and provisions hereof.

NOW THEREFORE, Landlord and Tenant, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, agree as follows:

1.    Preamble. The foregoing preamble is incorporated by reference herein as if set forth at length. Capitalized terms not otherwise defined shall have the meaning given to such terms in the Master Lease. All references herein to the Master Lease shall include the Amendment, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, the Sixth Amendment, Seventh Amendment, and this Eighth Amendment.

2.    Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Master Lease, as amended. The parties hereby confirm that the Premises leased under the Master Lease currently consists of 255,667 Square Feet located on Floor 8 and Floors 16 through 27 of the Building. Landlord and Tenant acknowledge that Tenant's Share (as defined in Paragraph 1.1 (www) of the Master Lease) is 49.76%.

3.    Extension of Initial Term. The parties hereto acknowledge and agree that the expiration date of the Initial Term is currently December 31, 2014. By this Eighth Amendment, the Initial Term of the Master Lease with respect to all of the Premises is hereby extended from January 1, 2015 through December 31, 2021.

4.    Basic Rent.

The Basic Rent payable by Tenant for Floor 8 and Floors 16 through 27 during the extension of the Initial Term for the period from January 1, 2015 through December 31, 2021 shall be as follows:

(a)    For the period beginning on January 1, 2015 and ending on December 31, 2015, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Four and 00/100 Dollars ($24.00) per Square Foot per year, being the sum of Six Million One Hundred Thirty Six Thousand Eight and 00/100 Dollars ($6,136,008.00) per calendar year, payable at the rate of Five Hundred Eleven Thousand Three Hundred Thirty Four and 00/100 Dollars ($511,334.00) per month.

(b)    For the period beginning on January 1, 2016 and ending on December 31, 2016, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Four and 40/100 Dollars ($24.40) per Square Foot per year, being the sum of Six Million Two Hundred Thirty Eight Thousand Two Hundred Seventy Four and 80/100 Dollars ($6,238,274.80) per calendar year, payable at the rate of Five Hundred Nineteen Thousand Eight Hundred Fifty Six and 23/100 Dollars ($519,856.23) per month.

(c)    For the period beginning on January 1, 2017 and ending on December 31, 2017, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Four and 50/100 Dollars ($24.50) per Square Foot per year, being the sum of Six Million Two Hundred Sixty Three Thousand Eight Hundred Forty One and 50/100 Dollars ($6,263,841.50) per calendar year, payable at the rate of Five Hundred Twenty One Thousand Nine Hundred Eighty Six and 79/100 Dollars ($521,986.79) per month.

(d)    For the period beginning on January 1, 2018 and ending on December 31, 2018, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Four and 60/100 Dollars ($24.60) per Square Foot per year, being the sum of Six Million Two Hundred Eighty Nine Thousand Four Hundred Eight and 20/100 Dollars ($6,289,408.20) per calendar year, payable at the rate of Five Hundred Twenty Four Thousand One Hundred Seventeen and 35/100 Dollars ($524,117.35) per month.

(e)    For the period beginning on January 1, 2019 and ending on December 31, 2020, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Four and 85/100 Dollars ($24.85) per Square Foot per year, being the sum of Six Million Three Hundred Fifty Three Thousand Three Hundred Twenty Four and 95/100 Dollars ($6,353,324.95) per calendar year payable at the rate of Five Hundred Twenty Nine Thousand Four Hundred Forty Three and 75/100 Dollars ($529,443.75) per month.

(f)    For the period beginning on January 1, 2021 and ending on December 31, 2021, Tenant shall pay to Landlord Basic Rent in the amount of Twenty Five and 15/100 Dollars ($25.15) per Square Foot per year, being the sum of Six Million Four Hundred Thirty Thousand Twenty Five and 05/100 Dollars ($6,430,025.05) per calendar year payable at the rate of Five Hundred Thirty Five Thousand Eight Hundred Thirty Five and 42/100 Dollars ($535,835.42) per month.

5.    Base Years. For the extension of the Initial Term of the Master Lease for the period from January 1, 2015 through December 31, 2021, the Base Year shall be 2015. If Tenant exercises its first Renewal Option under Section 2.3 of the Master Lease for the period from January 1, 2022 through December 31, 2026, the Base Year shall be 2022. If Tenant exercises its second Renewal Option under Section 2.3 of the Master Lease for the period from January 1, 2028 through December 31, 2032, the Base Year shall be 2028.

6.    Deletion of Exhibit I; Tenant Improvement and Refurbishment Allowances. The Landlord and Tenant hereby agree that Exhibit I as attached to the Sixth Amendment is hereby deleted, and is hereby replaced by the following:

Tenant Improvement and Refurbishment Allowances: Landlord and Tenant agree that, as of the date of this Eighth Amendment, the Tenant Improvement and Refurbishment Allowances remaining under the Master Lease are in the following amounts (the “Tenant Improvement and Refurbishment Allowances”):

(i)     Floors 16 and 17 = $408,745.00;
(ii)     Balance of Floor 8 = $105,127.00; and
(iii)     Floors 8, 16-27 = $5,284,088.00.

Total = $5,797,960.00

Landlord acknowledges and agrees that with respect to the Renewal Terms, if any, the determination of Value with respect to the Basic Rent for such Renewal Term pursuant to Section 3.1(b) of the Master Lease shall take into account the presence or absence of tenant improvement allowances in comparable transactions, whether a tenant improvement allowance shall be provided to Tenant in connection with such Renewal Term.

The aforesaid Tenant Improvement and Refurbishment Allowances amounts will be paid and/or credited to Tenant in the following manner:

(a)    On or before September 1 of each calendar year beginning with the calendar year 2011 and continuing until September 1, 2019 with respect to calendar year 2020 (provided, however, that with respect to calendar year 2012, such deadline shall be five (5) days following the date of this Amendment), Tenant will notify Landlord, in writing, of Tenant's proposed annual spending plan of the Tenant Improvement and Refurbishment Allowances amounts for the following calendar year. Tenant's proposed annual spending plan shall set forth the maximum amount of the Tenant Improvement and Refurbishment Allowances to be drawn by Tenant with respect to the following calendar year (“Maximum Draw”). Landlord acknowledges that Tenant's proposed spending plan is not subject to Landlord's approval, and Tenant acknowledges that all alterations and improvements shall comply with Article 7 of the Master Lease. The Tenant's proposed annual spending plan is subject to final approval and implementation by Tenant's management and, after September 1 of each year, such proposed annual spending plan may change in scope (but any such change in scope delivered after September 1 will not increase the amount of the Maximum Draw), be delayed, or be cancelled by Tenant at any time thereafter.

(b)    The Tenant Improvement and Refurbishment Allowances amounts for Floors 8, 16 and 17 ($513,872.00) (the “8th, 16th and 17th Floors TIA”) as set forth above will be used by Tenant only for those specific Floors and may include the purchase of furniture for such Floors. Tenant may use the remainder of the Tenant Improvement and Refurbishment Allowances amounts ($5,284,088.00) at its discretion for the improvement and refurbishment of any Floors (excluding furniture), provided that at least ten percent (10%) of the aggregate of the Tenant Improvement and Refurbishment Allowances are used for the improvement and refurbishment of Floors 18 through 24. With respect to any unused portion of the Maximum Draw which was included by Tenant in its proposed annual spending plan for a calendar year and was not actually used by Tenant during such calendar year (i) if Tenant did not undertake the improvements and refurbishments to which such amounts were to be allocated then such unused amounts will be carried forward, and may used by Tenant at any time through December 31, 2020 pursuant to an annual spending plan; and (ii) if Tenant has undertaken the improvements and refurbishments to which such amounts were allocated but has not yet received and/or paid the invoices relating to such work, Tenant may draw such amounts from Landlord in the subsequent calendar year.

(c)    Landlord shall pay directly to Tenant the actual annual Tenant Improvement and Refurbishment Allowances amounts expended (but in no event greater than the applicable Maximum Draw)

within forty five (45) days following Landlord's receipt of paid invoices and unconditional lien waivers from all contractors performing any of Tenant's work in the Premises. If the actual Tenant improvement and refurbishment expenditures by Tenant in any calendar year exceeds the applicable Maximum Draw, then Tenant shall be responsible for payment of such excess expenditures but shall have the right to be reimbursed for such amounts in subsequent calendar years as may be set forth in the Tenant's annual spending plan for such year(s) and to the extent of remaining available amounts of the Tenant Improvement and Refurbishment Allowances.

(d)    (i) If Tenant exercises its right to terminate the Master Lease pursuant to Section 10 of the Sixth Amendment effective after the date of this Eighth Amendment and prior to the expiration of the Initial Term, as extended hereby, Tenant shall reimburse Landlord for the unamortized portion of the Tenant Improvement and Refurbishment Allowances to the extent paid by Landlord to Tenant with respect to Floors 8, 16-27 in the maximum amount of $5,284,088.00 pursuant to this Eighth Amendment (the “Eighth Amendment TIA”). For purposes of determining such amortization, the parties have prepared and attached to this Eighth Amendment as Exhibit A an amortization schedule that assumes that the full amount of the Eighth Amendment TIA was disbursed prior to January 1, 2012, and that Tenant is amortizing the full amount of the Eighth Amendment TIA in its payments of Basic Rent hereunder at the rate of 5% per annum over the period beginning on January 1, 2012 and ending on December 31, 2021. The unamortized amounts of the Eighth Amendment TIA that have been disbursed by Landlord to Tenant prior to the effective date of such termination shall be equal to the aggregate amount of the Eighth Amendment TIA actually disbursed by Landlord to Tenant less the aggregate amount of principal shown on Exhibit A as having been amortized as of the effective date of such termination.. For example, if Tenant has received the sum of 3.0 million dollars as the Eighth Amendment TIA and Tenant subsequently terminates the Lease pursuant to Section 10 of the Sixth Amendment with such termination being effective as of December 31, 2015, then Tenant would owe to Landlord the remaining unamortized amount of $1,195,962.00 (being the $3,000,000 Eighth Amendment TIA actually received by Tenant less the total of the amortized principal sums of $417,836.00, $439,213.00, $461,684.00 and $485,305.00). Such reimbursement by Tenant to occur by no later than the expiration date of the Term as determined by the exercise of the foregoing termination right. Landlord agrees that within sixty (60) days following the end of any calendar year in which amounts of the Eighth Amendment TIA are disbursed to Tenant, Landlord shall prepare and deliver to Tenant an annual statement reflecting the prior year's disbursements of the Eighth Amendment TIA and the total aggregate disbursements of the Eighth Amendment TIA during the Initial Term as extended hereby. Tenant acknowledges and agrees that in no event shall Tenant be entitled to any credit or otherwise have any claim against Landlord with respect to (x) any negative amortization amounts for the Eighth Amendment TIA which Tenant has not actually received pursuant to the amortization schedule attached as Exhibit A, or (y) amounts of the Eighth Amendment TIA that shall not have been properly requested by Tenant under and pursuant to Section 10(c) to be disbursed by Landlord prior to the effective date of a termination of this Lease by Tenant.

(ii) If Tenant exercises its right to terminate the Master Lease pursuant to Section 10 of the Sixth Amendment effective on or prior to December 31, 2014, then Tenant shall, in addition to any reimbursement required under subparagraph (i) above, also reimburse Landlord for (A) the unamortized portion of the 8th, 16th and 17th Floors TIA to the extent paid by the Landlord to Tenant plus accrued interest thereon at the rate of 5% per annum (amortized over the period beginning on the date of this Eighth Amendment and ending on December 31, 2014) and (B) all other reimbursements required under Section 10 of the Sixth Amendment, which Landlord and Tenant agree consist of and are limited to the unamortized amounts of the following: (1) the $1,000,000 allowance paid on January 1, 2004 as amortized pursuant to the left hand column of page 4 of Exhibit A to the Sixth Amendment; (2) the $4,407,821 in savings on surrendered space as amortized pursuant to the right hand column on page 4 of Exhibit A to the Sixth Amendment; (3) $3,398,797 representing the original tenant refurbishment paid on 12/1/96 as amortized pursuant to the left hand column of page 5 of Exhibit A to the Sixth Amendment (provided, however, that Landlord acknowledges that amortization of such amount shall be completed on December 31, 2012 and not December 31, 2014 and therefore no reimbursement shall be required with respect to such amount for any termination effective after December 31, 2012); and (4) $2,528,993 representing the savings on remaining space as amortized pursuant to the right hand column on page 5 of Exhibit A to the Sixth Amendment.

(iii) If Tenant exercises its right to terminate the Master Lease pursuant to Section 10 of the Sixth Amendment effective after December 31, 2014, then Tenant shall not be obligated to make any reimbursement to Landlord under Section 10 of the Sixth Amendment or this paragraph (d) with respect to the 8th, 16th and 17th Floors TIA or any other amounts except as set forth in subparagraph (i) above.

(iv) If Tenant exercises its right to terminate the Master Lease pursuant to Section 10 of the Sixth Amendment after December 31, 2021 during a Renewal Term, Tenant shall not be obligated to make any reimbursement to Landlord under Section 10 of the Sixth Amendment or this paragraph (d).

7.    Right to Reduce the Size of the Premises on the Exercise of Options to Renew. Section 2.5 of the Master Lease and Section 9 of the Sixth Amendment are hereby deleted in their entirety and replaced by the following:

In the event that Tenant exercises its Renewal Option for either the first Renewal Term or for both the first and second Renewal Terms, Tenant shall have the right to reduce the size of the Premises by surrendering either or both of the following: (i) the portion of the 8th Floor which is part of the Premises (containing 11,279 Square feet), or (ii) all of the 16th Floor which is part of the Premises (containing 20,518 Square Feet) (said space being sometimes hereinafter referred to as “Reduction Space” or “Reduction Spaces”), in each case such space reduction to be effective upon the expiration date of the Initial Term or the first Renewal Term, as applicable (the “Surrender Date”). Tenant shall exercise its right of space reduction by written notice delivered to Landlord concurrently with the delivery of the Tenant's notice of its exercise of a Renewal Option, but in no event shall Tenant's notice of space reduction be given to Landlord later than twelve (12) months prior to the expiration of the Initial Term or the first Renewal Term, as applicable. If Tenant's notice of space reduction is given in a timely manner, Tenant shall vacate and surrender possession of whichever Reduction Space Tenant has agreed to surrender, in broom clean condition, on the Surrender Date, and the Master Lease will be amended to reflect the surrender of such Reduction Space as of the Surrender Date. If Tenant's space reduction notice is not delivered in a timely manner as provided above with respect to a Renewal Option, then Tenant's right to surrender the Surrender Space in connection with such Renewal Option shall lapse and become null and void and of no further force and effect with respect to such Renewal Option only.

8.    Landlord's Annual Capital Improvement Plan. Landlord agrees to furnish to Tenant, for informational purposes only, no later than December 1 of each year a written non-binding estimate of all possible capital repairs, replacements and improvements which might, in Landlord's sole discretion, be undertaken by Landlord in the Building in the subsequent calendar year. Tenant acknowledges that the Landlord's non-binding estimate may be modified at any time thereafter without notice to Tenant. Tenant further acknowledges and agrees that the Landlord's providing of an annual estimate is at the specific request of Tenant in order to assist Tenant in Tenant's planning for its own improvements and use of its Premises, and that such estimate does not constitute an acknowledgement or admission by Landlord that any items listed therein are in need of any repair, improvement, or replacement, nor does such estimate constitute any obligation or agreement by Landlord to make or perform any of the possible capital repairs, replacements or improvements as may be identified therein.

9.    Applicable Law. The laws of the Commonwealth of Pennsylvania shall govern the validity,

performance and enforcement of this Eighth Amendment. The invalidity or unenforceability of any provision of this Eighth Amendment shall not affect or impair any other provision.

10.    Interpretation. In the event of any conflict between the provisions of the Master Lease and the provisions of this Eighth Amendment, the provisions of this Eighth Amendment shall control.

11.    Execution. This Eighth Amendment may be signed in counterparts, each of which shall be deemed an original, but all of which shall be deemed but one and the same instrument.

12.    Full Force and Effect. Except as specifically set forth herein, the terms, covenants and conditions of the Master Lease shall remain in full force and effect. Neither the Master Lease nor this Eighth Amendment may be further modified or amended, except in writing signed by both Landlord and Tenant. This Eighth Amendment sets forth the entire understanding of the parties hereto with respect to the matters set forth herein. Landlord and Tenant each hereby ratify and reaffirm all of the remaining terms and conditions of the Master Lease, as amended. Tenant hereby acknowledges that, to the best of Tenant's knowledge as of the date of this Eighth Amendment, Landlord is not in default under the terms and conditions of the Master Lease, as amended. Landlord hereby acknowledges that, to the best of Landlord's knowledge as of the date of this Eighth Amendment, Tenant is not in default under the terms and conditions of the Master Lease, as amended.

13.    Confidentiality of Terms. Landlord and Tenant covenant and agree to maintain the terms of this Eighth Amendment and all documents produced in connection therewith as strictly confidential. In no event shall Landlord or Tenant disclose or publish such information to any third parties except: (i) either party may disclose the terms of this Eighth Amendment to its lenders, accountants, attorneys, employees or tax advisors to whom disclosure is necessary, provided that such individuals are advised of the confidentiality provisions hereof; or (ii) as may be agreed upon in writing by the other party. Notwithstanding the foregoing, Landlord, with Tenant's prior written consent as to both form and content, may generate an announcement regarding Tenant's extension of the Master Lease without divulging any specifics of the Eighth Amendment.

14.    Lender Consent. This Eighth Amendment and the rights and obligations of the parties hereunder shall not become effective until Tenant and Landlord shall have received the written consent of The Prudential Insurance Company of America, as Mortgagee, or its successor Mortgagee, to this Eighth Amendment, and Landlord agrees to use commercially reasonable efforts to obtain such consent as soon as possible following the mutual execution and delivery of this Eighth Amendment.

15.    No Brokers. Landlord hereby warrants to Tenant that no real estate broker has or will represent Landlord in this transaction. Tenant hereby warrants to Landlord that no real estate broker has or will represent Tenant in this transaction. Landlord and Tenant shall indemnify each other against and hold the other harmless from all liabilities, claims and expenses (including reasonable attorney's fees) arising out of a breach of their respective warranty.

    IN WITNESS WHEREOF, this Eighth Amendment has been duly executed by the parties hereto as of the date first above written.

(Signatures appear on the following two separate signature pages)

LANDLORD:

LIBERTY CENTER VENTURE,                                 a Pennsylvania limited partnership

By:    NEW LIBERTY CENTER
PARTNERSHIP, a Pennsylvania
limited partnership

By:    F.C. LIBERTY, INC., a
Pennsylvania corporation,
General Partner

By:    /s/ Duane F. Bishop, Jr.
Name:    Duane F. Bishop, Jr.
Title:    Vice President

TENANT:

FEDERATED INVESTORS, INC.

By:    /s/ Thomas R. Donahue
Name:    Thomas R. Donahue
Title:    Chief Financial Officer

EXHIBIT A

AMORTIZATION SCHEDULE EXAMPLE

Tenant Refurbishment

Interest	5%
Amortization	10 Years

	Total	Int	Principal	Balance	Accumulating Principal	Example Draw	Example Unamortized Balance
Year 1				5,284,088
1/1/2012	56,046	22,017	34,029	5,250,059	34,029
2/1/2012	56,046	21,875	34,171	5,215,888	68,200
3/1/2012	56,046	21,733	34,313	5,181,575	102,513
4/1/2012	56,046	21,590	34,456	5,147,119	136,969
5/1/2012	56,046	21,446	34,600	5,112,520	171,568
6/1/2012	56,046	21,302	34,744	5,077,776	206,312
7/1/2012	56,046	21,157	34,889	5,042,887	241,201
8/1/2012	56,046	21,012	35,034	5,007,853	276,235
9/1/2012	56,046	20,866	35,180	4,972,673	311,415
10/1/2012	56,046	20,719	35,326	4,937,347	346,741
11/1/2012	56,046	20,572	35,474	4,901,873	382,215
12/1/2012	56,046	20,424	35,621	4,866,252	417,836
	672,551	254,715	417,836
Year 2
1/1/2013	56,046	20,276	35,770	4,830,482	453,606	3,500,000
2/1/2013	56,046	20,127	35,919	4,794,563	489,525
3/1/2013	56,046	19,977	36,069	4,758,494	525,594
4/1/2013	56,046	19,827	36,219	4,722,276	561,812
5/1/2013	56,046	19,676	36,370	4,685,906	598,182
6/1/2013	56,046	19,525	36,521	4,649,384	634,704
7/1/2013	56,046	19,372	36,674	4,612,711	671,377
8/1/2013	56,046	19,220	36,826	4,575,885	708,203
9/1/2013	56,046	19,066	36,980	4,538,905	745,183
10/1/2013	56,046	18,912	37,134	4,501,771	782,317
11/1/2013	56,046	18,757	37,289	4,464,482	819,606
12/1/2013	56,046	18,602	37,444	4,427,038	857,050
	672,551	233,338	439,213
Year 3
1/1/2014	56,046	18,446	37,600	4,389,438	894,650
2/1/2014	56,046	18,289	37,757	4,351,682	932,406
3/1/2014	56,046	18,132	37,914	4,313,768	970,320
4/1/2014	56,046	17,974	38,072	4,275,696	1,008,392
5/1/2014	56,046	17,815	38,231	4,237,465	1,046,623
6/1/2014	56,046	17,656	38,390	4,199,076	1,085,012

7/1/2014	56,046	17,496	38,550	4,160,526	1,123,562
8/1/2014	56,046	17,336	38,710	4,121,815	1,162,273
9/1/2014	56,046	17,174	38,872	4,082,944	1,201,144
10/1/2014	56,046	17,012	39,034	4,043,910	1,240,178
11/1/2014	56,046	16,850	39,196	4,004,714	1,279,374
12/1/2014	56,046	16,686	39,360	3,965,354	1,318,734
	672,551	210,867	461,684
Year 4
1/1/2015	56,046	16,522	39,524	3,925,830	1,358,258	1,000,000
2/1/2015	56,046	16,358	39,688	3,886,142	1,397,946
3/1/2015	56,046	16,192	39,854	3,846,288	1,437,800
4/1/2015	56,046	16,026	40,020	3,806,269	1,477,819
5/1/2015	56,046	15,859	40,186	3,766,082	1,518,006
6/1/2015	56,046	15,692	40,354	3,725,728	1,558,360
7/1/2015	56,046	15,524	40,522	3,685,206	1,598,882
8/1/2015	56,046	15,355	40,691	3,644,515	1,639,573
9/1/2015	56,046	15,185	40,860	3,603,655	1,680,433
10/1/2015	56,046	15,015	41,031	3,562,624	1,721,464
11/1/2015	56,046	14,844	41,202	3,521,422	1,762,666
12/1/2015	56,046	14,673	41,373	3,480,049	1,804,039
	672,551	187,246	485,305
Year 5
1/1/2016	56,046	14,500	41,546	3,438,503	1,845,585	784,088
2/1/2016	56,046	14,327	41,719	3,396,784	1,887,304
3/1/2016	56,046	14,153	41,893	3,354,892	1,929,196
4/1/2016	56,046	13,979	42,067	3,312,824	1,971,264
5/1/2016	56,046	13,803	42,243	3,270,582	2,013,506
6/1/2016	56,046	13,627	42,419	3,228,163	2,055,925
7/1/2016	56,046	13,451	42,595	3,185,568	2,098,520
8/1/2016	56,046	13,273	42,773	3,142,795	2,141,293
9/1/2016	56,046	13,095	42,951	3,099,844	2,184,244
10/1/2016	56,046	12,916	43,130	3,056,714	2,227,374
11/1/2016	56,046	12,736	43,310	3,013,405	2,270,683
12/1/2016	56,046	12,556	43,490	2,969,915	2,314,173
	672,551	162,417	510,134
Year 6
1/1/2017	56,046	12,375	43,671	2,926,243	2,357,845	5,284,088	2,926,243
2/1/2017	56,046	12,193	43,853	2,882,390	2,401,698
3/1/2017	56,046	12,010	44,036	2,838,354	2,445,734
4/1/2017	56,046	11,826	44,219	2,794,135	2,489,953
5/1/2017	56,046	11,642	44,404	2,749,731	2,534,357
6/1/2017	56,046	11,457	44,589	2,705,142	2,578,946
7/1/2017	56,046	11,271	44,775	2,660,368	2,623,720
8/1/2017	56,046	11,085	44,961	2,615,407	2,668,681
9/1/2017	56,046	10,898	45,148	2,570,258	2,713,830
10/1/2017	56,046	10,709	45,337	2,524,922	2,759,166
11/1/2017	56,046	10,521	45,525	2,479,396	2,804,692

12/1/2017	56,046	10,331	45,715	2,433,681	2,850,407
	672,551	136,318	536,234
Year 7
1/1/2018	56,046	10,140	45,906	2,387,775	2,896,313
2/1/2018	56,046	9,949	46,097	2,341,679	2,942,409
3/1/2018	56,046	9,757	46,289	2,295,390	2,988,698
4/1/2018	56,046	9,564	46,482	2,248,908	3,035,180
5/1/2018	56,046	9,370	46,676	2,202,232	3,081,856
6/1/2018	56,046	9,176	46,870	2,155,362	3,128,726
7/1/2018	56,046	8,981	47,065	2,108,297	3,175,791
8/1/2018	56,046	8,785	47,261	2,061,036	3,223,052
9/1/2018	56,046	8,588	47,458	2,013,577	3,270,511
10/1/2018	56,046	8,390	47,656	1,965,921	3,318,167
11/1/2018	56,046	8,191	47,855	1,918,067	3,366,021
12/1/2018	56,046	7,992	48,054	1,870,013	3,414,075
	672,551	108,883	563,668
Year 8
1/1/2019	56,046	7,792	48,254	1,821,758	3,462,330
2/1/2019	56,046	7,591	48,455	1,773,303	3,510,785
3/1/2019	56,046	7,389	48,657	1,724,646	3,559,442
4/1/2019	56,046	7,186	48,860	1,675,786	3,608,302
5/1/2019	56,046	6,982	49,064	1,626,723	3,657,365
6/1/2019	56,046	6,778	49,268	1,577,455	3,706,633
7/1/2019	56,046	6,573	49,473	1,527,981	3,756,107
8/1/2019	56,046	6,367	49,679	1,478,302	3,805,786
9/1/2019	56,046	6,160	49,886	1,428,416	3,855,672
10/1/2019	56,046	5,952	50,094	1,378,321	3,905,767
11/1/2019	56,046	5,743	50,303	1,328,018	3,956,070
12/1/2019	56,046	5,533	50,513	1,277,506	4,006,582
	672,551	80,045	592,507
Year 9
1/1/2020	56,046	5,323	50,723	1,226,783	4,057,305
1/1/2020	56,046	5,112	50,934	1,175,849	4,108,239
1/1/2020	56,046	4,899	51,147	1,124,702	4,159,386
1/1/2020	56,046	4,686	51,360	1,073,342	4,210,746
1/1/2020	56,046	4,472	51,574	1,021,769	4,262,319
1/1/2020	56,046	4,257	51,789	969,980	4,314,108
1/1/2020	56,046	4,042	52,004	917,976	4,366,112
1/1/2020	56,046	3,825	52,221	865,755	4,418,333
1/1/2020	56,046	3,607	52,439	813,316	4,470,772
1/1/2020	56,046	3,389	52,657	760,659	4,523,429
1/1/2020	56,046	3,169	52,877	707,782	4,576,306
1/1/2020	56,046	2,949	53,097	654,685	4,629,403
	672,551	49,731	622,820
Year 10
1/1/2021	56,046	2,728	53,318	601,367	4,682,721
2/1/2021	56,046	2,506	53,540	547,827	4,736,261

3/1/2021	56,046	2,283	53,763	494,064	4,790,024
4/1/2021	56,046	2,059	53,987	440,076	4,844,012
5/1/2021	56,046	1,834	54,212	385,864	4,898,224
6/1/2021	56,046	1,608	54,438	331,426	4,952,662
7/1/2021	56,046	1,381	54,665	276,761	5,007,327
8/1/2021	56,046	1,153	54,893	221,868	5,062,220
9/1/2021	56,046	924	55,121	166,747	5,117,341
10/1/2021	56,046	695	55,351	111,395	5,172,693
11/1/2021	56,046	464	55,582	55,814	5,228,274
12/1/2021	56,046	233	55,813	—	5,284,088
	672,551	17,866	654,685